CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Nuclear Solutions, Inc.

As registered independent certified public accountants, we hereby consent to the use in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern dated May 18, 2005, included in Nuclear Solutions, Inc. 's Annual Report on Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Registration Statement


                        /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                        --------------------------------------------
                        Russell Bedford Stefanou Mirchandani LLP

New York, New York
August 12, 2005